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Exhibit 99.1

LANVISION SYSTEMS, INC.
News Release of LanVision Systems, Inc. Dated April 5, 2004

                                                                LANVISION logo

NEWS RELEASE
Visit our web site at: www.lanvision.com
                       -----------------

                                                               COMPANY CONTACT:
                                                                 J. BRIAN PATSY
                                                                      President
                                                                 (513) 794-7100
FOR IMMEDIATE RELEASE


                  LANVISION SYSTEMS REPORTS FOURTH QUARTER AND
                            FISCAL YEAR 2003 RESULTS


Cincinnati, Ohio, April 5, 2004 --- LanVision Systems, Inc. (Nasdaq: LANV) today announced the financial results for the fourth quarter and fiscal year ended January 31, 2004.

Revenues in the fourth quarter of fiscal year 2003 were $3.6 million compared with $3.9 million in the fourth quarter of fiscal year 2002, a decrease of 10 percent. Operating profits for the fourth quarter were $970 thousand compared with $955 thousand in the fourth quarter of fiscal year 2002, an increase of 1 percent. LanVision's operating results have improved over the comparable prior quarter in twenty of the last twenty-three quarters. Net earnings for the quarter were $1 million or $0.11 per share, compared with $460 thousand or $0.05 per share in the fourth quarter of fiscal year 2002.

For the 2003 fiscal year ended January 31, 2004, revenues were $12.8 million compared with $13.5 million in fiscal year 2002, a decrease of 5 percent. Operating profits for the fiscal year were $2.4 million compared with $2.9 million in fiscal year 2002, a decrease of 18 percent. Net earnings for fiscal year 2003 were $1.0 million or $0.11 per share compared with $1.0 million or $0.11 per share in fiscal year 2002.

J. Brian Patsy, president and chief executive officer, stated, "Our successes in securing new customers for ASPeNSM, our application-hosting services, and the new sales through our


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reseller partners illustrate the strength of our product offerings and their enhanced value proposition. The 70% increase in application-hosting revenues offset, to some extent, the decrease in software license revenues in fiscal year 2003 as compared with fiscal year 2002 when software revenues were higher as many of LanVision's direct customers expanded and upgraded their systems to our most current product offerings. In spite of lower than anticipated revenues, we have now achieved profitability in twelve out of the past fourteen quarters, a net profit for 3 consecutive years and net income of over $1 million for 2 consecutive years. We have also enjoyed positive cash flow that has allowed us to pay down $2 million in debt in fiscal year 2003, in addition to making an additional discretionary payment of $1.5 million recently.

Paul W. Bridge, Jr., LanVision's chief financial officer, said, "LanVision continued to generate strong cash flow from operating activities, and used the funds to primarily reduce long-term debt by an additional $2 million. Our cash balance at the end of the current fiscal year was $6.2 million compared with $7.2 million at the end of the prior fiscal year. Subsequent to the year end, we received a $1.1 million payment on our contract receivables, and prepaid $1.5 million of the accrued interest on the long term debt. Based on current cash and operating projections, it is anticipated that LanVision will have to borrow a maximum of $4 million, at a significantly lower interest rate than the current debt, to finance the final payment of the accrued and unpaid interest, now estimated at approximately $4 million, due on July 31, 2004. Accordingly, the interest expense in the second half of fiscal year 2004 should be significantly less than the first half. LanVision has received nonbinding proposals with favorable terms to finance the deferred interest due."

Mr. Bridge continued, "Operating results for fiscal year 2003 were favorable impacted by the reimbursement of approximately $520 thousand of: prior year's legal fees upon settlement of the LanVision proprietary technology claims; and the favorable change in the estimate for certain franchise tax liabilities as a result of a tax authority audit of certain prior year's tax returns. Also, LanVision recorded a tax benefit of $558 thousand as a result of a reduction in the valuation allowance, based on future earnings projections before income taxes, on the deferred tax assets relating primarily to the $24 million tax loss carry forward."

LanVision accomplished significant financial, customer, reseller and product milestones throughout 2003.

     o signed 4 significant new customer contracts through our largest reseller, IDX

     o announced a new 4 year ASPeN Services agreement with Pattie A. Clay Regional Medical Center, in Richmond Kentucky, which runs through October of 2007

     o fully implemented a 3 year, multi-million dollar ASPeN Services application-hosting agreement at the University of Texas, M. D. Anderson Cancer Center, in Houston, Texas

     o announced that one of our prestigious customers, the University of Pittsburgh Medical Center, significantly expanded its licensing agreements to include new Medical Record workflow and document imaging technology for their entire hospital network of 20 tertiary care, specialty, and community hospitals


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     o    Memorial Sloan-Kettering Cancer Center upgraded to the latest generation LanVision technology and expanded to an enterprise site license. LanVision's solution is now utilized on over 7,000 workstations at Memorial Sloan-Kettering, with over 1,250 users simultaneously accessing our applications

     o expanded its relationship with Iron Mountain Incorporated to offer affordable new Electronic Medical Record workflow solutions as well as significantly greater referral marketing opportunities in Iron Mountain's installed base of over 4,500 healthcare facilities

     o attained over 70 percent growth in ASPeN application-hosting services and achieved 99.999% uptime. LanVision currently has over 7,000 authorized users utilizing ASPeN while processing over 2 million e-health transactions per month.

     o    added several important new strategic distribution partners with:
          RevenueMed, Inc. which was formally known as Health InfoSite, Inc., a coding outsourcer; Kforce, Inc., a Health Information Management Staffing Services Organization: Maxim Healthcare Services, Inc., a coding and staffing solutions provider; TSystems Group, a coding outsourcer and staffing supplier to military, Veterans Administrations and commercial facilities; Sago Healthcare, an IT Solution provider and storage provider for healthcare organizations and a referral marketing agreement with United Audit Systems, Inc., a health information management services.

          RevenueMed, Kforce, Maxim Healthcare and TSystems Group will distribute or utilize our codingANYwareTM remote workflow solution. All of the aforementioned distribution partners provide medical coding outsourcing services to medical facilities, physician groups or federal government locations across the country and military bases throughout the world. These relationships offer LanVision and its business partners the opportunity to address significant staff shortages while improving the productivity of medical coding and Health Information Management professionals.

Mr. Patsy concluded, "Our strategic focus on enhancing our existing distribution relationships and expanding our distribution capabilities through new remarketing partners is paying off. For example, we are now enjoying growth in recurring ASPeN revenues in part due to the success of many of our codingANYware distribution partners. One of our major goals for the future is to further diversify our revenue opportunities, as well as expanding our product offerings which are complementary to our existing core products. Our comprehensive workflow and document management technologies and services provide solutions that address and improve document-centric information flows, while complementing and enhancing existing healthcare information systems by bridging the gap between current, inefficient paper-based processes and transaction-based information systems We continue to be optimistic about our future and our ability to expand our business to achieve our goal to be the leading provider of products and services that manage the revenue cycle and the lifecycle of the medical record."



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CONFERENCE CALL INFORMATION

The fourth quarter and fiscal year end conference presentation and call will be held at 10:00 a.m. Eastern Time, on Tuesday April 6, 2004. The call will feature remarks from J. Brian Patsy, President and Chief Executive Officer, Eric S. Lombardo, Executive Vice President, and Paul W. Bridge, Jr., Chief Financial Officer.

To listen to the call please go to www.lanvision.com approximately twenty minutes before the conference call is scheduled to begin. You will need to register as well as download and install any necessary audio software. The webcast will be available on the LanVision website for 30 days.


ABOUT LANVISION SYSTEMS

LanVision is a healthcare information technology company focused on solutions that improve document-centric information flows, while complementing and enhancing existing transaction-centric healthcare information systems. The Company's workflow and document management solutions bridge the gap between current, inefficient paper-based processes and transaction-based healthcare information systems by 1) electronically capturing document-centric information from disparate sources, 2) electronically directing that information through vital business processes, and 3) providing access to the information for authenticated users (such as physicians, nurses, administrative and financial personnel and payers) across the continuum of care.

The company's workflow-based products and services offer unique solutions to specific healthcare business processes within the Medical Record life cycle and the revenue cycle, such as remote coding, abstracting and chart completion, remote physician order processing, pre-admission registration scanning, insurance verification, denial management, secondary billing services, explanation of benefits processing and release of information processing.

LanVision's products and services also create an integrated document-centric repository of historical health information that is complementary and can be seamlessly "bolted on" to existing transaction-centric clinical, financial and management information systems, allowing healthcare providers to aggressively move toward fully Electronic Medical Record processes while improving service levels and convenience for all stakeholders. These integrated systems allow providers and administrators to dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart completion, document retention and archiving.

LanVision's systems can be provided on a subscription basis via remote hosting services or installed locally. LanVision provides it's ASPEN, Application Service Provider-based remote hosting services to The University Hospital, a member of The Health Alliance of Greater Cincinnati, M.D. Anderson Cancer Center and Children's Medical Center of Columbus, Ohio among others. In addition, LanVision has installed its workflow and document management solutions at leading healthcare providers including Stanford Hospital and Clinics, the Albert Einstein Healthcare Network, Beth Israel Medical Centers, the University of Pittsburgh


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Medical Center, Medical University Hospital Authority of South Carolina, and
Memorial Sloan-Kettering Cancer Center.

For more information on LanVision and its products visit the LanVision web site at www.lanvision.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

STATEMENTS MADE BY LANVISION THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE REFLECTED IN THE FORWARD-LOOKING STATEMENTS, INCLUDED HEREIN. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, PRODUCT DEMAND AND MARKET ACCEPTANCE, NEW PRODUCT DEVELOPMENT, KEY STRATEGIC ALLIANCES WITH VENDORS THAT RESELL LANVISION PRODUCTS, THE ABILITY OF THE COMPANY TO CONTROL COSTS, AVAILABILITY OF PRODUCTS PRODUCED FROM THIRD PARTY VENDORS, THE HEALTHCARE REGULATORY ENVIRONMENT, HEALTHCARE INFORMATION SYSTEMS BUDGETS, AVAILABILITY OF HEALTHCARE INFORMATION SYSTEMS TRAINED PERSONNEL FOR IMPLEMENTATION OF NEW SYSTEMS, AS WELL AS MAINTENANCE OF LEGACY SYSTEMS, FLUCTUATIONS IN OPERATING RESULTS AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE LANVISION SYSTEMS, INC. FILINGS WITH THE U. S. SECURITIES AND EXCHANGE COMMISSION. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH REFLECT MANAGEMENT'S ANALYSIS ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY REVISION TO THESE FORWARD-LOOKING STATEMENTS, WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

(C)2004 LanVision Systems, Inc., Cincinnati, OH 45242.   All rights reserved.



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                     LANVISION SYSTEMS, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME

                                                           THREE MONTHS ENDED                         FISCAL YEAR ENDED
                                                               JANUARY 31,                               JANUARY 31,
                                                    ---------------------------------         ---------------------------------
                                                        2004                 2003                 2004                 2003
                                                    ------------         ------------         ------------         ------------
REVENUES:
   Systems sales                                    $  1,394,700         $  1,531,818         $  4,208,755         $  5,479,143
   Services, maintenance and support                   1,580,862            1,957,320            6,651,953            6,837,617
   Application-hosting services                          574,746              458,980            1,942,826            1,145,356
                                                    ------------         ------------         ------------         ------------
      Total revenues                                   3,550,308            3,948,118           12,803,534           13,462,116

OPERATING EXPENSES:
   Cost of systems sales                                 411,482              424,957            1,584,955            1,329,795
   Cost of services, maintenance and support             672,875              743,428            2,752,500            2,942,139
   Cost of application-hosting services                  230,228              269,731              900,287              607,244
   Selling, general and administrative                   765,870              927,077            3,158,239            3,499,915
   Product research and development                      499,872              628,027            2,053,901            2,195,315
                                                    ------------         ------------         ------------         ------------
      Total operating expenses                         2,580,327            2,993,220           10,449,882           10,574,408
                                                    ------------         ------------         ------------         ------------
OPERATING PROFIT                                         969,981              954,898            2,353,652            2,887,708
  Other income (expense):
      Interest income                                     14,241               18,920               61,443              109,397
      Interest expense                                  (461,513)            (490,145)          (1,852,926)          (1,961,092)
                                                    ------------         ------------         ------------         ------------
Earnings before income taxes                             522,709              483,673              562,169            1,036,013
  Income tax benefit (provision)                         476,997              (24,000)             456,997              (24,000)
                                                    ------------         ------------         ------------         ------------
NET EARNINGS                                        $    999,706         $    459,673         $  1,019,166         $  1,012,013
                                                    ============         ============         ============         ============

Basic net earnings per common share                 $       0.11         $       0.05         $       0.11         $       0.11
                                                    ============         ============         ============         ============
Diluted net earnings per common share               $       0.11         $       0.05         $       0.11         $       0.11
                                                    ============         ============         ============         ============

Number of shares used in per common
  share computations - basic net earnings              9,018,784            8,947,821            8,996,734            8,933,931
                                                    ============         ============         ============         ============

Number of shares used in per common
  share computations - diluted net earnings            9,253,985            9,197,722            9,207,241            9,197,519
                                                    ============         ============         ============         ============





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                     LANVISION SYSTEMS, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                       JANUARY 31,
                                                                             ---------------------------------
                               ASSETS                                            2004                 2003
                                                                             ------------         ------------
Current assets:
   Cash and cash equivalents                                                 $  6,227,236         $  7,242,230
   Accounts receivable, net of allowance for doubtful accounts
      of $400,000, respectively                                                 2,386,723            1,499,767
   Contract receivables                                                         2,972,356            3,074,596
   Other                                                                          357,921              326,180
                                                                             ------------         ------------
      Total current assets                                                     11,944,236           12,142,773

Property and equipment:
   Computer equipment                                                           2,588,749            2,351,203
   Computer software                                                              812,591              743,204
   Office furniture, fixtures and equipment                                     1,166,377            1,153,934
   Leasehold improvements                                                         157,492              153,549
                                                                             ------------         ------------
                                                                                4,725,209            4,401,890
  Accumulated depreciation and amortization                                    (3,672,442)          (3,137,943)
                                                                             ------------         ------------
                                                                                1,052,767            1,263,947
Capitalized software development costs, net of accumulated
    amortization of $2,600,228 and $2,100,228, respectively                     1,689,701            1,389,701
Installment receivables                                                              --                433,339
Other                                                                             603,750              107,316
                                                                             ------------         ------------
                                                                             $ 15,290,454         $ 15,337,076
                                                                             ============         ============
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                          $    637,222         $    721,402
   Accrued compensation                                                           265,095              308,658
   Accrued other expenses                                                         928,097            1,392,157
   Deferred revenues                                                            2,357,531            2,220,383
   Current portion of capitalized leases                                          220,199              206,051
   Current portion of long-term debt                                            1,000,000            2,000,000
   Accrued interest on long-term debt                                           4,635,169                 --
                                                                             ------------         ------------
      Total current liabilities                                                10,043,313            6,848,651

Capitalized leases                                                                168,121              388,320
Long-term debt                                                                       --              1,000,000
Long-term accrued interest                                                           --              3,133,369

Stockholders' equity:
   Convertible redeemable preferred stock, $0.01 par value per share,
     5,000,000 shares authorized, no shares issued                                   --                   --
   Common stock, $0.01 par value per share, 25,000,000 shares
     authorized, 9,030,032 and 8,959,004 shares issued, respectively               90,300               89,590
   Capital in excess of par value                                              34,928,047           34,835,639
   Accumulated (deficit)                                                      (29,939,327)         (30,958,493)
                                                                             ------------         ------------
      Total stockholders' equity                                                5,079,020            3,966,736
                                                                             ------------         ------------
                                                                             $ 15,290,454         $ 15,337,076
                                                                             ============         ============



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